Exhibit 4.1

FIRST SUPPLEMENTAL INDENTURE

Dated as of May 21, 2024

among

AVIS BUDGET BUDGET FINANCE PLC,

as Issuer,

the GUARANTORS party hereto,

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee and Registrar

and

DEUTSCHE BANK AG, LONDON BRANCH,

as Paying Agent

7.25% Senior Notes due 2030

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE, dated as of May 21, 2024 (this “Supplemental Indenture”), among Avis Budget Finance plc, a company duly organized and existing under the laws of Jersey, Channel Islands (the “Issuer,” which term includes its successors and assigns), the guarantors party hereto (the “Guarantors”), Deutsche Bank Trust Company Americas, as trustee (in such capacity, the “Trustee”) and registrar and Deutsche Bank AG, London Branch, as paying agent under the Indenture referred to below.

WITNESSETH:

WHEREAS, the Issuer, the Guarantors and the Trustee are party to an Indenture, dated as of July 13, 2023 (as amended, supplemented, waived or otherwise modified prior to the date hereof, the “Indenture”), relating to the issuance from time to time by the Issuer of their 7.25% Senior Notes due 2030;

WHEREAS, pursuant to the Indenture, the Issuer initially issued €400,000,000 aggregate principal amount of its 7.25% Senior Notes due 2030 (the “Initial Notes”);

WHEREAS, Section 9.1(7) of the Indenture provides that the Issuer may provide for the issuance of Additional Notes (as defined in the Indenture) as permitted by Section 2.1 therein;

WHEREAS, the Issuer wishes to issue an additional €200,000,000 aggregate principal amount of its 7.25% Senior Notes due 2030 as Additional Notes under the Indenture (the “Additional Securities”);

WHEREAS, in connection with the issuance of the Additional Securities, the Issuer and the Guarantors have each duly authorized the execution and delivery of this Supplemental Indenture; and

WHEREAS, pursuant to Sections 2.1 and 9.1 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. Capitalized Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. Additional Notes. As of the date hereof, the Issuer will issue the Additional Securities. The Additional Securities issued pursuant to this Supplemental Indenture constitute Additional Notes issued pursuant to Section 2.1 of the Indenture and shall be consolidated with and form a single class with the Initial Notes previously established pursuant to the Indenture, including, without limitation, for purposes of waivers, amendments, redemptions and offers to purchase. The Additional Securities shall have the same terms as and shall constitute a single series with all other Notes issued under the Indenture for all purposes other than issue price, issue date and date from which interest first accrues. The issue price of the Additional Securities shall be 100.25%, the issue date of the Additional Securities shall be May 21, 2024 and interest on the Additional Securities shall be deemed to accrue from January 31, 2024.

3. Aggregate Principal Amount. The aggregate principal amount of the Additional Securities that may be authenticated and delivered pursuant to this Supplemental Indenture shall be €200,000,000.

4. Restricted Notes. The Additional Notes issued pursuant to this Supplemental Indenture shall be issued as Restricted Notes and shall bear the applicable legend regarding transfer restrictions set forth in Section 2.1(d) of the Indenture.

5. Governing Law. THIS SUPPLEMENTAL INDENTURE, THE ADDITIONAL SECURITIES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6. Jurisdiction. The Issuer and the Guarantors agree that any suit, action or proceeding against the Issuer or any Guarantor brought by any Holder or the Trustee arising out of or based upon this Supplemental Indenture, the Guarantees or the Additional Securities may be instituted in any state or Federal court in the Borough of Manhattan, New York, New York, and any appellate court from any thereof, and each of them irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Issuer and the Guarantors irrevocably waive, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Supplemental Indenture, the Guarantees or the Additional Securities, including such actions, suits or proceedings relating to securities laws of the United States of America or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Issuer and the Guarantors agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Issuer or the Guarantors, as the case may be, and may be enforced in any court to the jurisdiction of which the Issuer or the Guarantors, as the case may be, are subject by a suit upon such judgment.

7. Waivers of Jury Trial. EACH OF THE PARTIES HERETO AND EACH HOLDER BY ITS ACCEPTANCE OF AN ADDITIONAL SECURITY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE GUARANTEES OR THE ADDITIONAL SECURITIES AND FOR ANY COUNTERCLAIM THEREIN.

8. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Additional Securities heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee and the Paying Agent each makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or as to the accuracy of the recitals to this Supplemental Indenture all of which are made by the Issuer.

9. Counterparts; Facsimile or Electronic Signatures. The parties may sign any number of copies of this Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. Facsimile, documents executed, scanned and transmitted electronically and electronic signatures, including those created or transmitted through a software platform or application, shall be deemed original signatures for purposes of this Supplemental Indenture and all matters and agreements related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Supplemental Indenture or any instrument, agreement or document necessary for the consummation of the transactions contemplated by this Supplemental Indenture or related hereto or thereto (including, without limitation, the Additional Securities, addendums, amendments, notices, instructions, communications with respect to the delivery of securities or the wire transfer of funds or other communications) (“Executed Documentation”) may be accepted, executed or agreed to through the use of an electronic signature in accordance with applicable laws, rules and regulations in effect from time to time applicable to the effectiveness and enforceability of electronic signatures (it being understood that Section 2.2 of the Indenture shall be deemed amended solely with respect to the Additional Securities to the extent necessary to permit the execution and authentication of the Additional Securities by such facsimile, scanned or electronic signatures). Any Executed Documentation accepted, executed or agreed to in conformity with such laws, rules and regulations will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto or thereto. When the Trustee acts on any Executed Documentation sent by electronic transmission, the Trustee will not be responsible or liable for any losses, costs or expenses arising directly or indirectly from its reliance upon and compliance with such Executed Documentation, notwithstanding that such Executed Documentation (a) may not be an authorized or authentic communication of the party involved or in the form such party sent or intended to send (whether due to fraud, distortion or otherwise) or (b) may conflict with, or be inconsistent with, a subsequent written instruction or communication; it being understood and agreed that the Trustee shall conclusively presume that Executed Documentation that purports to have been sent by an authorized officer of a person has been sent by an authorized officer of such person. The party providing Executed Documentation through electronic transmission or otherwise with electronic signatures agrees to assume all risks arising out of such electronic methods, including, without limitation, the risk of the Trustee acting on unauthorized instructions and the risk of interception and misuse by third parties.

10. Headings. The Section headings herein are for convenience only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

AVIS BUDGET FINANCE PLC

By:	/s/ David Calabria
Name: David Calabria
Title: Director

AVIS BUDGET CAR RENTAL, LLC
AVIS BUDGET FINANCE, INC.
AB CAR RENTAL SERVICES, INC.
AVIS BUDGET GROUP, INC.
AVIS BUDGET HOLDINGS, LLC
AVIS CAR RENTAL GROUP, LLC
AVIS CARIBBEAN, LIMITED
AVIS GROUP HOLDINGS, LLC
AVIS INTERNATIONAL, LTD.
AVIS RENT A CAR SYSTEM, LLC
BUDGET RENT A CAR SYSTEM, INC.
BUDGET TRUCK RENTAL LLC
PR HOLDCO, INC.
WIZARD CO., INC.
WIZARD SERVICES, INC.
ZIPCAR, INC., as Guarantors

By:	/s/ David Calabria
Name: David Calabria
Title: Senior Vice President and Treasurer

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee and Registrar

By:	/s/ Sebastian Hidalgo
Name: Sebastian Hidalgo
Title: Assistant Vice President

By:	/s/ Kenneth R. Ring
Name: Kenneth R. Ring
Title: Director

DEUTSCHE BANK AG, LONDON BRANCH, as Paying Agent

By:	/s/ Lauren Taylor
Name: Lauren Taylor
Title: Vice President

By:	/s/ J. Woodger
Name: J. Woodger
Title: Vice President